UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2008

Timeline, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 7th Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 357-8422

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2008, the Company entered into a Patent License Agreement with Sun Microsystems, Inc.

Pursuant to the Patent License Agreement, Timeline granted Sun Microsystems a worldwide, non-exclusive, perpetual, fully paid-up, irrevocable right and license under Timeline's 7 U.S. patents and 13 foreign patents. In general terms, the license to Timeline's patents extend to, among other things, certain rights to research, develop, make, use, transfer, sell, import and distribute Sun Microsystems' (and its affiliates') products and software code, and services thereon.

In consideration for the patent license, Sun Microsystems will pay $500,000 to Timeline in a lump sum payment.

The term of the Patent License Agreement continues until the expiration of the last to expire of the licensed patents.

The foregoing is a summary of some of the material terms of the Patent License Agreement, and is qualified by reference to the complete terms and conditions of the agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline, Inc.

April 9, 2008	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer and President